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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-63591 of Danaher Corporation on Form S-3 of our report related to Pacific Scientific Company dated February 27, 1998 (March 9, 1998, as to Notes 14 and 15), appearing in the Current Report on Form 8-K of Danaher Corporation filed April 14, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP


Costa Mesa, California
October 16, 1998